Exhibit 99.2

AMENDMENT TO WARRANT

PURCHASE AGREEMENT

This Amendment to Warrant Purchase Agreement (this “Amendment”), dated as of September 20, 2005, is by and among Parallel Petroleum Corporation (the “Company”), Stonington Corporation (“Stonington”), Wealth Preservation, LLC, and Bruce Lazier.

RECITATIONS

A.              Reference is made to that certain Warrant Purchase Agreement, dated as of November 20, 2001 (the “Warrant Agreement”), between the Company and Stonington, providing for the issuance of warrants to purchase 275,000 shares of Parallel’s common stock, subject to adjustment upon the occurrence of certain events specified in the Warrant Purchase Agreement.

B.              On January 2, 2003, Stonington assigned one-third of the warrants to Mr. Bruce Lazier and one-third to Wealth Preservation, LLC.

C.              The parties desire to limit the number of shares of Parallel’s common stock that may potentially become issuable under the Warrant Agreement by reason of the operation of one or more provisions contained in paragraph 6 of the Warrant Agreement.

D.	The parties now desire to modify the Warrant Agreement as set forth in this Amendment.

Agreement

NOW, THEREFORE, the parties hereto hereby amend the Warrant Agreement as follows:

1.	The Warrant Agreement is hereby amended by adding a new paragraph 25 which shall read in its entirety as follows:

25.               Maximum Adjustments. Notwithstanding anything in paragraph 6 or elsewhere in this Warrant Purchase Agreement to the contrary, any and all adjustments to the exercise price or the number of shares issuable upon exercise of the Warrants shall be limited such that in no event will the number of shares of common stock issuable upon exercise of the Warrants exceed 4,000,000 shares in the aggregate.

2.	This Amendment shall be effective from and after November 20, 2001.

PARALLEL PETROLEUM CORPORATION

By:	/s/ Larry C. Oldham

Larry C. Oldham, President

EXECUTED as of this 20th day of September, 2005.

STONINGTON CORPORATION

By:	/s/ William D. Forster
	Name:	William D. Forster
	Title:	President

[Signature page to Amendment to Warrant Purchase Agreement]

EXECUTED as of this 20th day of September, 2005.

/s/ Bruce Lazier

Bruce Lazier, Individually

[Signature page to Amendment to Warrant Purchase Agreement]

EXECUTED as of this 20th day of September, 2005.

WEALTH PRESERVATION, LLC

By:	/s/ Martin Oring

Name: Martin Oring

Title:	President

[Signature page to Amendment to Warrant Purchase Agreement]

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